UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

Harley-Davidson, Inc.

(Exact name of registrant as specified in charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(414) 342-4680

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
COMMON STOCK, $0.01 par value per share	HOG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 30, 2025 (the “Signing Date”), Harley-Davidson Credit Corp. (“HDCC”), a Nevada corporation and wholly owned subsidiary of Harley-Davidson, Inc. (the “Company”), agreed to sell a portion of HDCC’s motorcycle promissory notes and security agreements portfolio (including future originations) to KKR Morrow Trust, a Delaware statutory trust (“KKR Trust”) and Cavendish LLC, a Delaware limited liability company (“Cavendish” and, together with KKR Trust, collectively, the “Purchasers” and individually, a “Purchaser”), pursuant to the Back Book Sale Agreements and the Forward Flow Sale Agreements, each as defined and described below (collectively, the “Receivables Sale Agreements”). Cavendish LLC is directly or indirectly beneficially owned by one or more funds or separate accounts for which Pacific Investment Management Company LLC is the investment manager.

Further, on the Signing Date, Harley-Davidson Financial Services, Inc. (“HDFS”), a Delaware corporation and wholly owned subsidiary of the Company, entered into a subscription agreement with each of KKR Morrow OpCo Aggregator LLC, a Delaware limited liability company (“KKR-OpCoAgg”) (the “KKR Subscription Agreement”) and Cavendish (the “Cavendish Subscription Agreement” and, together with the KKR Subscription Agreement, the “Subscription Agreements”), that each provide for the issuance of Class A Common Stock in HDFS (“Common Stock”) equivalent to 4.9% of the Common Stock (on a fully diluted basis) to each of KKR-OpCoAgg, pursuant to the KKR Subscription Agreement, and Cavendish, pursuant to the Cavendish Subscription Agreement, resulting in the total issuance of 9.8% of the Common Stock (after giving effect to the issuances) (the “Subscription”) as of the closing of the Subscription Agreements (the “Subscription Closing”), among other things. In connection with the Subscription, each of KKR-OpCoAgg and Cavendish has agreed to the terms of a respective Stockholders Agreement (as defined below), to be entered into simultaneously with the Subscription Closing, as described below.

Each of the KKR Back Book Sale Agreement, KKR Forward Flow Sale Agreement, KKR Servicing Agreement and KKR Subscription Agreement (as such terms are defined herein and, collectively, the “KKR Agreements”) were entered into on substantially similar material terms and conditions as the respective Cavendish Back Book Sale Agreement, Cavendish Forward Flow Sale Agreement, Cavendish Servicing Agreement and Cavendish Subscription Agreement (as such terms are defined herein and, collectively, the “Cavendish Agreements”), as applicable, by the respective parties thereto, except as otherwise described herein.

Back Book Sale Agreement

On July 30, 2025, HDCC entered into back book purchase and sale agreements with each of KKR Trust (the “KKR Back Book Sale Agreement”) and Cavendish (the “Cavendish Back Book Sale Agreement”), respectively (collectively, the “Back Book Sale Agreements”), pursuant to which the Purchasers agreed to purchase (1) a portfolio of existing motorcycle contracts that satisfy certain statistical criteria (the “Back Book Contracts Portfolio”), (2) a portfolio of existing motorcycle contracts originated between June 2025 and September 2025 (excluding the Delinquent Back Book Contracts Portfolio (as defined below)) that fall outside of the statistical criteria and are separate to the Back Book Contracts Portfolio (the “Supplemental Back Book Contracts Portfolio”), (3) a portfolio of existing motorcycle contracts that are delinquent contracts (the “Delinquent Back Book Contracts Portfolio”) and (4) a portfolio of motorcycle contracts that may in the future be purchased by HDCC in the event HDCC elects to exercise its optional redemption rights under a certain securitization transaction (the “Securitization”) that is expected to occur prior to the Receivables Closing Date, as defined below (the “ABS Back Book Contracts Portfolio”, and together with the Back Book Contracts Portfolio, the Supplemental Back Book Contracts Portfolio, the Delinquent Back Book Contracts Portfolio, the “Back Book Assets”).

Under the terms and conditions set forth in the Back Book Sale Agreements, each Purchaser is expected to pay HDCC its respective proportion of (1) with respect to the Back Book Contracts Portfolio, a percentage of par value of a portfolio of existing motorcycle contracts, (2) with respect to the Supplemental Back Book Contracts Portfolio, an amount determined by a pricing model derived from the Forward Flow Sale Agreements, (3) with respect to the Delinquent Back Book Contracts Portfolio, a percentage of the unpaid principal balance of such delinquent contracts and (4) with respect to the ABS Back Book Contracts Portfolio, an amount mutually agreed upon between HDCC and each Purchaser prior to the Receivables Closing Date, that is expected to account for an immaterial portion of the cash proceeds pursuant to the Receivables Agreements, subject to the occurrence of the Securitization and the exercise of HDCC’s optional redemption rights related thereto. Subject to such terms and conditions, HDCC and the Purchasers currently estimate that the sale of the Back Book Assets to the Purchasers is expected to result in approximately $4 billion of net cash proceeds to HDCC, to be calculated prior to the date of closing, which is expected to occur in or around October 2025, and in any event prior to January 31, 2026 (such date, the “Receivables Closing Date”).

Under each of the Back Book Sale Agreements, HDCC and each respective Purchaser may exercise rights to terminate the applicable Back Book Sale Agreement. HDCC may terminate after the occurrence and during the continuance of (1) any insolvency event with respect to either Purchaser or (2) the breach of any representation, warranty or covenant in certain documents in any material respect subject to certain cure rights. The Purchasers may terminate after the occurrence and during the continuance of (1) any insolvency event with respect to HDCC, (2) the breach of any representation, warranty or covenant in certain documents in any material respect subject to certain cure rights, (3) the occurrence of a change of control at the Company or a sale of HDFS, or (4) the failure to complete the purchase and sale of the Back Book Assets by an end date of January 31, 2026.

Forward Flow Sale Agreements

Also on July 30, 2025, HDCC and the Purchasers entered into master purchase and sale agreements with each of KKR Trust (the “KKR Forward Flow Sale Agreement”) and Cavendish (the “Cavendish Forward Flow Sale Agreement”), respectively (collectively, the “Forward Flow Sale Agreements”), pursuant to which each of the Purchasers has committed to purchase up to $1 billion annually of motorcycle contracts, and related property, originated by Eaglemark Savings Bank following the Signing Date (the “Forward Flow Contracts”) for a minimum period of five years from the Receivables Closing Date. The terms of the Forward Flow Sale Agreements provide that the purchase price for Forward Flow Contracts shall be determined pursuant to a pricing model that is expected to be mutually agreed between the Purchasers and HDCC, subject to certain periodic adjustments pursuant to the terms of the Forward Flow Sale Agreements. If either of the Purchasers and HDCC fail to agree upon an adjustment to the then-pricing model, the then-pricing model adjusted by performance metrics mutually agreed upon is expected to remain in effect for 12 months, and during such 12 months period, both the amount that HDCC is required to offer to such Purchaser and the amount that such Purchaser is required to purchase would be reduced by 50%.

Under each of the Forward Flow Sale Agreements, HDCC and each respective Purchaser may exercise rights to terminate the applicable Forward Flow Sale Agreement. HDCC may terminate after the occurrence and during the continuance of (1) any insolvency event with respect to either KKR Trust or Cavendish, (2) either KKR Trust’s or Cavendish’s failure to pay the purchase price for the Forward Flow Contracts, as applicable, subject to certain cure rights, (3) the breach by either KKR Trust or Cavendish of any representation, warranty or covenant in certain documents in any material respect subject to certain cure rights or (4) either KKR Trust’s or Cavendish’s failure to purchase a target amount of the Forward Flow Contracts subject to a certain materiality threshold. KKR Trust or Cavendish may terminate the applicable Forward Flow Sale Agreement after the occurrence and during the continuance of (1) any insolvency event with respect to HDCC, (2) the termination of HDCC as servicer under the related Servicing Agreement (as defined below), (3) the breach by HDCC of any representation, warranty or covenant in certain documents in any material respect subject to certain cure rights, (4) HDCC’s breach of its repurchase obligations under the related Forward Flow Sale Agreement and the related Back Book Sale Agreement subject to a certain materiality threshold, (5) the occurrence of certain performance trigger events, (6) the occurrence of a change of control at the Company or a sale of HDFS, (7) HDCC’s failure to offer a target amount of the Forward Flow Contracts subject to a certain materiality threshold, or (8) the failure to complete an initial purchase under the related Forward Flow Sale Agreement by an end date of January 31, 2026. Each Forward Flow Sale Agreement provides for separate and distinct pricing models, repricing adjustments and performance trigger events.

Servicing Agreement

In addition, on July 30, 2025, HDCC entered into servicing agreements with each of the KKR Trust (the “KKR Servicing Agreement”) and Cavendish (the “Cavendish Servicing Agreement”), respectively (collectively, the “Servicing Agreements”) pursuant to which HDCC, as servicer (the “Servicer”), is obligated to service the Back Book Assets and Forward Flow Receivables that are expected to be purchased by the Purchasers under the Receivables Sale Agreements.

The Purchasers are expected to pay the Servicer, and reimburse the Servicer for, certain fees and expenses, including: (1) a servicing fee equal to 1.0% per annum for prime motorcycle contracts and 2.5% per annum for subprime motorcycle contracts and (2) other customary servicing fees or reasonable and documented out-of-pocket costs and expenses.

The Purchasers may terminate the Servicing Agreements if the net worth of HDFS falls below $40 million. The Servicing Agreements also contain other customary termination rights.

Subscription Agreements

Pursuant to the Subscription Agreements, as consideration for the Subscription, each of the Cavendish and KKR-OpCoAgg (together, the “Minority Investors”) agreed to pay cash consideration to HDFS of $23.3 million, for a total of $46.6 million in cash consideration paid at the Subscription Closing. Pursuant to the terms of the Subscription Agreements, HDFS may pay a dividend to the Company (the “Subscription Closing Date Dividend”), with such Subscription Closing Date Dividend to be made at a point in time immediately after the Receivables Closing Date. Such Subscription Closing Date Dividend shall not cause HDFS to have Available Liquidity (as defined below) less than or equal to such value required for (x) the ratio of the book value of HDFS’s liabilities to the book value of HDFS’s equity to exceed 10.00x plus (y) any additional amounts required to operate the business of HDFS. To the extent such Subscription Closing Date Dividend would cause the book value of HDFS to be less than $225 million, the Subscription Closing Date Dividend shall be reduced on a dollar-for-dollar basis such that the book value of HDFS equals (x) $225 million, plus (y) such amount that HDFS deems reasonably necessary to undertake the Liability Management Transactions (as defined below) that is not otherwise included in the determination of book value of HDFS. For the purposes of the foregoing, “Available Liquidity” means, as of the date of the Subscription Closing Date Dividend, the sum of (1) all amounts available to be borrowed by HDFS and its subsidiaries under any of their respective credit facilities (including, but not limited to, revolver facilities and lines of credit) and (2) all unrestricted cash and cash equivalents of HDFS and its subsidiaries.

Further, pursuant to the Subscription Agreements, HDFS shall be permitted to make a cash payment to the Company subsequent to the Subscription Closing (the “Excess Cash Payment”), following the earlier of (1) completion of the Liability Management Transactions, or (2) March 31, 2026, in an amount equal to the amount by which (a) the cash of HDFS that would otherwise be available to pay a dividend in accordance with the Stockholders Agreements as of such time exceeds (b) (i) the “Target Closing Date Book Value” (which is expected to be defined in the Stockholders Agreement to mean $271.6 million) plus (ii) any retained earnings of HDFS attributable to the period between the date of the Subscription Closing, which is expected to occur simultaneously with the Receivables Closing, and in no event more than ten business days thereafter (the “Subscription Closing Date”) and the end of the month prior to the declaration of the Excess Cash Payment (calculated without regard to any of the Liability Management Transactions and expenses related thereto). The Subscription Agreements define “Liability Management Transactions” to mean a transaction or series of transactions, contemplated to be conducted after the Signing Date, whereby HDFS is expected to repay, repurchase, retire or otherwise reduce the indebtedness or other liabilities of HDFS, including any expenses or out of pocket costs in connection therewith.

The Subscription Agreements otherwise contain customary representations, warranties, covenants, termination rights and closing conditions, respectively.

Stockholders Agreements

Concurrently with execution of the Subscription Agreements, the Company and HDFS have agreed to the terms of a Stockholders Agreement with each of KKR-OpCoAgg and Cavendish (each, a “Stockholders Agreement”, and together, the “Stockholders Agreements”), which are expected to be executed and become effective upon the issuance of the Common Stock at the Subscription Closing, respectively.

The Stockholders Agreements shall set forth certain restrictions on each of the Minority Investors’ ability to transfer their respective Common Stock, as hereinafter described. Prior to the 7-year anniversary of the Subscription Closing Date, a Minority Investor may only transfer its Common Stock (1) to affiliates or (2) to a third party upon the prior written consent of the Company in the Company’s sole discretion. After the 7-year anniversary of the Subscription Closing Date, each Minority Investor may transfer its Common Stock (1) to affiliates or (2) to a third party, upon the prior written consent of the Company which is not to be unreasonably withheld. In connection with any transfer of Common Stock by a Minority Investor, except for customary exclusions, the Company shall have a 90-day right of first offer. If the Minority Investor does not accept the offer made by the Company and agrees to sell the Common Stock to a third party, the Company shall have a 10-business day right to match such third party so long as the offer from such third party does not exceed the Company’s offer by more than 10%.

The Stockholders Agreements set forth certain agreed upon investment exit opportunities for the Minority Investors, as hereinafter described. Each Minority Investor shall have the option to exchange all of its Common Stock for shares of common stock in the Company (the “Parent Common Stock”) upon the occurrence of any of the following events: (1) following the 7-year anniversary of the Subscription Closing Date upon 180 days’ prior notice for an indefinite period of time; (2) within 10 days of the public announcement of either a sale of HDFS or a change in control of the Company; and (3) at any time after HDFS issues a dividend that causes the HDFS book value to be less than $271.6 million for so long as the book value of HDFS remains less than $271.6 million. The Company shall have the sole discretion to settle any such exchange in cash instead of in Parent Common Stock. Following the 3-year anniversary of the Subscription Closing Date, the Company shall have the option to cause HDFS to use dividend proceeds that would otherwise be distributed to the Company to repurchase each Minority Investor’s Common Stock on a pro rata basis (the “Repurchase Right”). Unless with the Minority Investors’ consent, HDFS cannot repurchase more than one-third of the Common Stock that the Minority Investor purchased upon the Subscription Closing in any single year. Upon any of the foregoing exchanges or repurchases, such Minority Investor’s Common Stock shall be valued at 1.75 times the book value of HDFS as of the close of the immediately preceding fiscal quarter.

The Stockholders Agreements will set forth certain governance rights of HDFS among the Company and the Minority Investors, as hereinafter described. The Company will continue to appoint all of the directors of HDFS, and each Minority Investor will appoint one observer to the HDFS’ board of directors (the “HDFS Board”). The consent of each Minority Investor is required before HDFS can take certain actions, including fundamental changes to HDFS or its line of business, making non-pro rata dividends, entering into or amending transactions between HDFS and the Company or other affiliates of the Company and taking any action that would cause a Minority Investor to own more than 4.9% of HDFS (collectively, “Minority Investor Matters”). The Stockholders Agreements are also expected to set forth customary information and inspection rights in favor of the Minority Investors, preemptive rights for the Company and Minority Investors, drag-along rights in favor of the Company, and tag-along rights in favor of the Minority Investors. Each Minority Investor shall maintain its HDFS Board observer, Minority Investor Matters approval rights and inspection rights for so long as the Minority Investor and its permitted transferee affiliates continue to hold at least 75% of the Common Stock that such Minority Investor purchased at the Subscription Closing (subject to adjustment for any repurchases of Common Stock by the Company pursuant to the Repurchase Right).

Certificate Purchase Agreements

Also on July 30, 2025, HDCC entered into (i) a certain Harley-Davidson Motorcycle Trusts Certificate Purchase Agreement (the “Cavendish Purchase Agreement”) with Cavendish (the “Cavendish Purchaser”), for the sale to the Cavendish Purchaser of, among other things, 47.5% of the certificate interest in the trust certificates as set forth in the applicable Certificate Purchase Agreement (as defined below) (the “Trust Certificates”), issued by each trust as set forth in the applicable Certificate Purchase Agreement (the “Trusts”) to HDCC, (ii) a certain Harley-Davidson Motorcycle Trusts Certificate Purchase Agreement (the “KKR 1 Purchase Agreement”) with KKR Morrow Residuals Purchaser 1 LLC (the “KKR 1 Purchaser”), for the sale to the KKR 1 Purchaser of, among other things, 25.1640275% of the certificate interest in the applicable Trust Certificates, issued by the Trusts to HDCC, and (iii) a certain Harley-Davidson Motorcycle Trusts Certificate Purchase Agreement (the “KKR 2 Purchase Agreement” and, together with the KKR 1 Purchase Agreement and the Cavendish Purchase Agreement, the “Certificate Purchase Agreements”, each a “Certificate Purchase Agreement”) with KKR Morrow Residuals Purchaser 2 LLC (the “KKR 2 Purchaser” and, together with the KKR 1 Purchaser and the Cavendish Purchaser, the “Certificate Purchasers”, each a “Certificate Purchaser”), for the sale to the KKR 2 Purchaser of, among other things, 22.3359725% of the certificate interest in the applicable Trust Certificates, issued by the Trusts to HDCC.

Pursuant to each Certificate Purchase Agreement, in addition to the sale by HDCC to the applicable Certificate Purchaser of certain certificate interests in the Trust Certificates, HDCC agrees to pay to each such Certificate Purchaser on the related date of the exercise of any Redemption Option (as defined in each Certificate Purchase Agreement), an amount equal to such Certificate Purchaser’s pro rata share of the value of the pool of contracts then held by the Trust less the purchase price paid in connection with such Redemption Option, as further described in each Certificate Purchase Agreement.

None of the transactions effected by the Certificate Purchase Agreements, individually or in the aggregate, constitute a disposition of a significant amount of assets of HDCC and HDCC’s subsidiaries.

The foregoing descriptions of each of the Certificate Purchase Agreements do not purport to be complete and are qualified in their entirety by reference to the full text thereof, which are included as Exhibits 10.1, 10.2 and 10.3 hereto, respectively, and are incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K (the “Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this Report that do not relate to matters of historical or current fact should be considered forward-looking statements, including without limitation statements regarding the expected timing of the Receivables Closing and Subscription Closing, as described herein, if at all, expected cash proceeds to be received thereat or otherwise pursuant to each of the Receivables Agreements, Servicing Agreements, Subscription Agreements and Certificate Purchase Agreements (the “Agreements”), and other terms and conditions under the Agreements, including, without limitation, execution of each Stockholders Agreement on the terms agreed and described herein, if at all, the respective parties’ performance of certain obligations thereunder, the exercise by HDCC of optional redemption rights in respect of the ABS Back Book Contracts Portfolio, the determination of adjustments to the purchase price of certain assets pursuant to the Receivables Agreements, and the occurrence of other prospective events as described in the Agreements. These forward-looking statements are based on information available to the Company as of the time the statements are made as well as the Company’s current expectations, assumptions, estimates and projections and are subject to certain risks and uncertainties that are likely to cause actual results to differ materially, unfavorably or favorably, from those anticipated, including, but not limited to, the satisfaction of the closing conditions, and obligations of the parties to, and others risks associated with, the Agreements, and uncertainties discussed in Part I, Item 1A. Risk Factors and in Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2025, as updated by the Company’s subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC. Shareholders, potential investors, and other readers should consider these factors in evaluating, and should not place undue reliance on, the forward-looking statements. Such forward-looking statements speak only as of the date they are first made in this Report and the Company disclaims any obligation to publicly update or revise any forward-looking statements after such time, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description

10.1*	Harley-Davidson Motorcycle Trusts Certificate Purchase Agreement, dated July 30, 2025, between Harley-Davidson Credit Corp. and Cavendish LLC (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Harley-Davidson Motorcycle Trust 2025-A on August 5, 2025 (File No. 333-285406)).
10.2*	Harley-Davidson Motorcycle Trusts Certificate Purchase Agreement, dated July 30, 2025, between Harley-Davidson Credit Corp. and KKR Morrow Residuals Purchaser 1 LLC (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed by Harley-Davidson Motorcycle Trust 2025-A on August 5, 2025 (File No. 333-285406)).
10.3*	Harley-Davidson Motorcycle Trusts Certificate Purchase Agreement, dated July 30, 2025, between Harley-Davidson Credit Corp. and KKR Morrow Residuals Purchaser 2 LLC (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed by Harley-Davidson Motorcycle Trust 2025-A on August 5, 2025 (File No. 333-285406)).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*Certain portions of this exhibit (indicated by “[REDACTED]”) have been omitted pursuant to Regulation S-K, Item 601(b)(10).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

Date: August 5, 2025	/s/ Paul J. Krause
Paul J. Krause
Secretary

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